Exhibit 10.2
THIRD AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
This Third Amendment to Amended and Restated Employment Agreement (this “Amendment”), is made as of May 20, 2024, among MEDIAALPHA, INC., a Delaware corporation (“Parent”), QUOTELAB, LLC, a Delaware limited liability company (the “Company”), and EUGENE NONKO (the “Executive”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Employment Agreement (as defined below).
RECITALS
    A.    WHEREAS, Parent, the Company and the Executive are parties to that certain Amended and Restated Employment Agreement dated as of October 27, 2020, as amended by that certain First Amendment to Amended and Restated Employment Agreement dated as of March 22, 2022 and that certain Second Amendment to Amended and Restated Employment Agreement dated as of August 1, 2023 (as so amended, the “Employment Agreement”); and
    B.    WHEREAS, the parties desire to amend certain provisions of the Employment Agreement, as more particularly set forth herein.
AGREEMENT
    In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:
1.    Amendment of Section 4(b). Section 4(b) of the Employment Agreement is hereby amended and restated in its entirety, effective as of June 15, 2024, to read as follows:
    “(b)    Base Salary. The Company shall pay the Executive a base salary at the rate of $550,000 per annum (as increased from time to time pursuant to this Section 4(b), “Base Salary”). The Executive’s Base Salary shall be subject to annual review by the Board or the Compensation Committee of the Board (the “Committee”) in the first calendar quarter of each year during the Employment Term following the Effective Date, and may be increased, but not decreased below its then current level, from time to time by the Board or the Committee.”
2.    Amendment and Ratification. Except as specifically amended hereby, all terms, conditions, covenants, representations, and warranties contained in the Employment Agreement shall remain in full force and effect and shall be binding upon the parties.

3.    Entire Agreement. The Employment Agreement (including the Schedules thereto), in each case as amended hereby, together with the Executive’s Confidential Information and Inventions Agreement, constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof.

4.    Governing Law. This Amendment and all disputes or controversies arising out of or relating to this Amendment or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

5.    Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

6.    Facsimile or .pdf Signature. This Amendment may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.
MEDIAALPHA, INC.

By: /s/ Patrick R. Thompson
Name: Patrick R. Thompson
Title: Chief Financial Officer
QUOTELAB, LLC

By: /s/ Patrick R. Thompson
Name: Patrick R. Thompson
Title: Chief Financial Officer

EXECUTIVE
/s/ Eugene Nonko
    Eugene Nonko

[SIGNATURE PAGE TO THIRD AMENDMENT TO EMPLOYMENT AGREEMENT]